UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):		September 6, 2016

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 12, 2016, Taubman Centers, Inc. (the Company) announced that René Tremblay will transition from his current position of president, Taubman Asia Management Limited (Taubman Asia), to chairman of Taubman Asia effective January 1, 2017. Mr. Tremblay's new position will be that of a non-executive officer.

Item 8.01.    OTHER EVENTS.

Related to the matter discussed in Item 5.02, Peter J. Sharp will be appointed president of Taubman Asia, effective January 1, 2017.

Mr. Sharp, a 20-year veteran of Walmart International, will be leaving his current position as president of Walmart Asia Realty where he oversees the Walmart's Asia real estate portfolio, mall developments and has been responsible for all aspects of business planning, real estate, realty partnerships and mergers and acquisitions.

On September 12, 2016, the Company issued a press release announcing the foregoing matters, a copy of which is attached as Exhibit 99 to this report and incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

99	Press Release, dated September 12, 2016, entitled “Peter J. Sharp Named President of Taubman Asia."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2016	TAUBMAN CENTERS, INC.

By: /s/ Simon J. Leopold
Simon J. Leopold
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit	Description

99	Press Release, dated September 12, 2016, entitled “Peter J. Sharp Named President of Taubman Asia."